SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders ("Annual Meeting") of the Company was held on May 23, 2013. At the Annual Meeting, three proposals were submitted to and approved by the Company's shareholders, and one proposal, which was opposed by the Board of Directors, was submitted to and voted against by the Company's shareholders. The proposals are described in more detail in the Company's proxy statement filed with the Commission on March 25, 2013. The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	54,087,079	1,657,669	18,207,280
James H. DeGraffenreidt, Jr.	55,067,046	677,702	18,207,280
Niel C. Ellerbrook	54,805,631	939,117	18,207,280
John D. Engelbrecht	54,959,079	785,669	18,207,280
Anton H. George	54,830,499	914,249	18,207,280
Martin C. Jischke	54,970,272	774,475	18,207,280
Robert G. Jones	55,017,461	727,286	18,207,280
J. Timothy McGinley	54,800,635	944,112	18,207,280
R. Daniel Sadlier	55,018,917	725,830	18,207,280
Michael L. Smith	55,065,616	679,132	18,207,280
Jean L. Wojtowicz	54,916,558	828,189	18,207,280

Proposal 2

Approve the non-binding advisory proposal approving the compensation of Vectren's named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,735,663	2,111,717	897,368	18,207,280

Proposal 3

Ratify the reappointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company and its subsidiaries for 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
72,990,389	665,061	296,578	—

Proposal 4

A shareholder proposal by the Utility Workers Union of America regarding the separation of the roles of chair of the board of directors and chief executive officer, which the board of directors opposes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,442,312	43,506,921	795,515	18,207,280

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 28, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer